As filed with the Securities and Exchange Commission on July 8, 2014
Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AÉROPOSTALE, INC.
(Exact name of registrant as specified in its charter)

Delaware	31-1443880
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

112 W. 34th Street, 22nd floor
New York, NY 10120
(Address, including zip code, of registrant’s principal executive offices)

2014 Omnibus Incentive Plan
(Full title of the plan)

Marc G. Schuback
Senior Vice President, General Counsel and Secretary
112 West 34th Street, 22nd Floor
New York, NY 10120
(646) 485-5410

(Name and address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (1)(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee (2)
Common Stock, par value $0.01 per share	6,113,891 shares	$3.46	$21,154,062.86	$2,724.65

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (the “Registration Statement”) also covers additional shares of common stock, par value $0.01 per share (the “Common Stock”), to be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act, based upon the average high and low prices of the Common Stock as reported on The New York Stock Exchange on July 7, 2014.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
This Registration Statement is filed to register the issuance and sale of shares of Common Stock of AÉROPOSTALE, INC. (the “Registrant”) that may be issued and sold under the Registrant’s 2014 Omnibus Incentive Plan (the “Plan”). The following documents, previously filed by the Registrant with the Securities and Exchange Commission (“SEC”), are hereby incorporated by reference in this Registration Statement:

(a) the Registrant’s annual report on Form 10-K for the fiscal year ended February 1, 2014 filed April 4, 2014 (SEC File No. 001-31314);
(b) the Registrant’s quarterly report on Form 10-Q for the fiscal quarter ended May 3, 2014 filed on June 9, 2014 (SEC File No. 001-31314);
(c) all other reports filed* by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the annual report on Form 10-K referred to in (a) above; and
(d) the description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A (SEC File No. 001-31314) as filed with the SEC on May 3, 2002, including any amendment or report filed for the purpose of updating such description.
* Any report (or portion thereof) “furnished “ on Form 8-K shall not be incorporated by reference.
All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act after the date of this registration statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. The Registrant’s Securities Exchange Act file number with the SEC is 001-31314.  Unless expressly incorporated into this Registration Statement, a report (or portion thereof) “furnished” on Form 8-K shall not be incorporated by reference into this Registration Statement.
Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated by reference herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes the prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference in this Registration Statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.

Item 6. Indemnification of Directors and Officers.
The Registrant is incorporated under the laws of the State of Delaware. Under Section 145(a) of the Delaware General Corporation Law (“DGCL”), a Delaware corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Under Section 145(b) of the DGCL, a Delaware corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the DGCL further provides that to the extent that a present or former director or officer of a Delaware corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above in Sections 145(a) and 145(b) of the DGCL, or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually or reasonably incurred by such person in connection therewith.

Section 145 of the DGCL also states that the indemnification and advancement of expenses provided for in such section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement may be entitled.

Section 102(b)(7) of the DGCL permits a Delaware corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) willful or negligent violations of certain sections of the DGCL (Sections 174, 160 and 173 of the DGCL) imposing certain requirements with respect to stock purchases, redemptions and dividends; or (iv) for any transaction from which the director derived an improper personal benefit.

The Registrant’s Restated Certificate of Incorporation provides that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Registrant or, while a director or officer of the Registrant, is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Registrant to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, excise exercise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in the Restated Certificate of Incorporation with respect to proceedings to enforce rights to indemnification, the Registrant shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the Registrant. This right to indemnification is a contract right and includes the obligation of the Registrant to pay the expenses incurred in defending any such proceeding in advance of its final disposition (an “advance of expenses”); provided, however, that, if and to the extent that the DGCL requires, an advance of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Registrant of an undertaking (an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses. The Registrant may, by action of its board of directors, provide indemnification to employees and agents of the Registrant with the same or lesser scope and effect as the foregoing indemnification of directors and officers.

The Registrant’s Restated Certificate of Incorporation also provides that to the fullest extent permitted by the DGCL as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Registrant to provide broader indemnification rights than permitted prior thereto), and except as otherwise provided in the Registrant’s by-laws, no director of the Registrant shall be liable to the Registrant or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Registrant or its stockholders.

The foregoing summaries are necessarily subject to the complete text of the applicable statute and the article(s) of the Registrant’s Restated Certificate of Incorporation referred to above and are qualified in their entirety by reference thereto.

Item 7. Exemption from Registration Claimed.
Not Applicable.

Item 8. Exhibits.

Exhibit No.	Exhibit Description
4.1
Restated Certificate of Incorporation, filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8, filed with the SEC on March 27, 2013 (File No. 333-187562), is incorporated herein by reference.

4.2	Amended and Restated By-Laws, filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 3, 2014 (File No. 001-31314), is incorporated herein by reference.

4.3
Specimen Common Stock Certificate, filed as Exhibit 4.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on April 30, 2002 (File No. 333-84056), is incorporated by reference.

5.1	Opinion of Weil, Gotshal & Manges LLP.*

23.1	Consent of Deloitte & Touche LLP.*

23.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference)

99.1	2014 Omnibus Incentive Plan.*

*     Filed herewith

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 8th day of July, 2014.

AÉROPOSTALE, INC.

By:	/s/ Thomas P. Johnson
Name: Thomas P. Johnson
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas P. Johnson and Marc G. Schuback, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof..
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	CAPACITY	DATE

/s/ THOMAS P. JOHNSON	Chief Executive Officer and Director	July 8, 2014
Thomas P. Johnson	(Principal Executive Officer)

/s/ MARC D. MILLER	Executive Vice President	July 8, 2014
Marc D. Miller	and Chief Financial Officer
(Principal Financial Officer)

/s/ ROSS A. CITTA	Group Vice President	July 8, 2014
Ross A. Citta	and Chief Accounting Officer
(Principal Accounting Officer)

/s/ KARIN HIRTLER-GARVEY	Chairman of the Board	July 8, 2014
Karin Hirtler-Garvey	of Directors

/s/ RONALD R. BEEGLE	Director	July 8, 2014
Ronald R. Beegle

SIGNATURE	CAPACITY	DATE

/s/ ROBERT B. CHAVEZ	Director	July 8, 2014
Robert B. Chavez

/s/ MICHAEL J. CUNNINGHAM	Director	July 8, 2014
Michael J. Cunningham

/s/ EVELYN DILSAVER	Director	July 8, 2014
Evelyn Dilsaver

/s/ JULIAN R. GEIGER	Director	July 8, 2014
Julian R. Geiger

/s/ KENNETH B. GILMAN	Director	July 8, 2014
Kenneth B. Gilman

/s/ JANET E. GROVE	Director	July 8, 2014
Janet E. Grove

/s/ JOHN N. HAUGH	Director	July 8, 2014
John N. Haugh

/s/ JOHN D. HOWARD	Director	July 8, 2014
John D. Howard

/s/ STEFAN L. KALUZNY	Director	July 8, 2014
Stefan L. Kaluzny

/s/ DAVID B. VERMYLEN	Director	July 8, 2014
David B. Vermylen

EXHIBIT INDEX

Exhibit No.	Exhibit Description
4.1
Restated Certificate of Incorporation, filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8, filed with the SEC on March 27, 2013 (File No. 333-187562), is incorporated herein by reference.

4.2	Amended and Restated By-Laws, filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 3, 2014 (File No. 001-31314), is incorporated herein by reference.

4.3
Specimen Common Stock Certificate, filed as Exhibit 4.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on April 30, 2002 (File No. 333-84056), is incorporated by reference.

5.1	Opinion of Weil, Gotshal & Manges LLP.*

23.1	Consent of Deloitte & Touche LLP.*

23.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference)

99.1	2014 Omnibus Incentive Plan.*

*     Filed herewith